INDIANA MICHIGAN POWER COMPANY


          I, John F. Di Lorenzo, Jr., Secretary of INDIANA MICHIGAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on October 25, 1995, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded and that said resolutions are presently in full force and effect.
          Given under my hand this 21st day of February, 1996.



                                            /s/ John F. Di Lorenzo, Jr.

                                            Secretary



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                 INDIANA MICHIGAN POWER COMPANY
                        October 25, 1995


          The Chairman outlined a proposed financing program through June 30, 1997 of the Company involving the issuance and sale, either at competitive bidding or through a private or pub-lic offering with one or more agents or underwriters, of up to $150,000,000 aggregate principal amount of secured or unsecured promissory notes, in one or more new series, each series to have a maturity of not more than fifty years (the "Debt Securities"). The Debt Securities may be issued in the form of First Mortgage Bonds, senior or subordinated debentures (including junior sub-ordinated debentures) or other promissory notes.

          The Chairman then stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appro-priate and as may then be desirable, directly or indirectly currently outstanding debt and for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman informed the meeting that, in connection with the proposed financing program, applications were filed with the Indiana Utility Regulatory Commission and the Michigan Public Service Commission. The Chairman also stated that it would be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, in connection with the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing of appli-cations with the Indiana Utility Regulatory Com-mission and the Michigan Public Service Commission be and they hereby are ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the Securities and Exchange Commission of one or more Registration Statements relating to the proposed issuance and sale of up to $150,000,000 of Debt Securities, there was to be filed with the Commission a Power of Attorney, dated October 25, 1995, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Indiana Michigan Power Company pro-poses to file with the Securities and Exchange Commission one or more Registration Statements for the registration pursuant to the applicable provi-sions of the Securities Act of 1933, as amended, of up to $150,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than fifty years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the Securities and Exchange Commission a Power of Attorney, dated October 25, 1995, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said
          Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and con-firmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company per-sonally and not by any of said attorneys.

          The Chairman thereupon stated to the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for any new series of Debt Securities to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballantine be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for any new series of Debt Securi-ties of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.



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